SCHEDULE A

FEE SCHEDULE

FOR

GLOBAL CUSTODY AND AGENCY SERVICES

from

JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”)

Global Custody Core Service Fees (all funds except ProShares Morningstar Alternatives Solution ETF)

*All Fees Basis: U.S. Dollar

Safekeeping and Administration – For the custody of securities at J.P. Morgan’s agents, including income processing, Autocredit* (where available) and associated tax reclamations, corporate actions processing, plus general securities account maintenance. Safekeeping charges are applied to the market value of assets held at the end of the billing period.

Transactions – For the entry and settlement of all trades and “free” transfers, including, where available, Contractual Settlement Date Accounting**. Transaction charges are applied to all securities transactions (including receipts/deliveries versus payment and free receipts/deliveries), effected during the billing period. Transaction prices below presume that J.P. Morgan receives valid instructions in an electronic format that enables straight-through processing (STP), when applicable; trade instructions that require manual input or repair will incur an additional surcharge.

*

Autocredit – The automatic posting of eligible cash dividends and interest income to cash accounts on pay date, regardless of whether or not J.P. Morgan has actually received the income from the issuing company or its agent. This service is available at J.P. Morgan’s discretion and in accordance with any global custody agreement.

**

Contractual Settlement Date Accounting (CSDA) – The provision of a facility that automatically credits/debits proceeds of eligible trades on contractual settlement date, whether or not the trade has actually settled in the market. This service is available at J.P. Morgan’s discretion.

Safekeeping and Administration charges (per annum) and Transaction charges (per security movement). These global custody fees are all the fees contemplated in Section 4.1 of the Global Custody Rider to this agreement.

Country of Holding	Safekeeping and Administration Basis Point Fee (20 = 20bps)	Transactions (Buys/Sells, Receive/Deliver Free) $ Fee per STP Transaction (45 = $45)
Argentina	REDACTED	REDACTED
Australia	REDACTED	REDACTED
Austria	REDACTED	REDACTED
Belgium	REDACTED	REDACTED
Brazil	REDACTED	REDACTED
Canada	REDACTED	REDACTED
Chile	REDACTED	REDACTED
China	REDACTED	REDACTED
Clearstream	REDACTED	REDACTED
Colombia	REDACTED	REDACTED
Czech Republic	REDACTED	REDACTED
Denmark	REDACTED	REDACTED
Egypt	REDACTED	REDACTED
Euroclear	REDACTED	REDACTED
Finland	REDACTED	REDACTED
France	REDACTED	REDACTED
Germany	REDACTED	REDACTED
Greece	REDACTED	REDACTED
Hong Kong	REDACTED	REDACTED
Hungary	REDACTED	REDACTED
India	REDACTED	REDACTED
Indonesia	REDACTED	REDACTED
Ireland	REDACTED	REDACTED
Israel	REDACTED	REDACTED
Italy	REDACTED	REDACTED
Japan	REDACTED	REDACTED
Jordan	REDACTED	REDACTED
Korea	REDACTED	REDACTED
Luxembourg	REDACTED	REDACTED
Malaysia	REDACTED	REDACTED
Mexico	REDACTED	REDACTED
Morocco	REDACTED	REDACTED
Netherlands	REDACTED	REDACTED
New Zealand	REDACTED	REDACTED
Norway	REDACTED	REDACTED
Pakistan	REDACTED	REDACTED
Peru	REDACTED	REDACTED
Philippines	REDACTED	REDACTED
Poland	REDACTED	REDACTED
Portugal	REDACTED	REDACTED
Qatar	REDACTED	REDACTED
Russia	REDACTED	REDACTED
Singapore	REDACTED	REDACTED
South Africa	REDACTED	REDACTED
Spain	REDACTED	REDACTED
Sweden	REDACTED	REDACTED
Switzerland	REDACTED	REDACTED
Taiwan	REDACTED	REDACTED
Thailand	REDACTED	REDACTED
Turkey	REDACTED	REDACTED
United Arab Emirates	REDACTED	REDACTED
United Kingdom	REDACTED	REDACTED
United States	REDACTED	REDACTED

U.S. Transaction Fees	Fee per Transaction
Transactions—DTC	REDACTED
Transactions—FBE	REDACTED
Transactions—Physical/Private Placement	REDACTED

Other Transaction Fees	Fee per Transaction
Wires	REDACTED
Interaccount Transfer (Cash and Securities, per side)	REDACTED
Cancelled Trade (in addition to transaction fee)	REDACTED
Amendments (in addition to transaction fee)	REDACTED
Manual Instruction Surcharge (in addition to transaction fee)*	REDACTED

*	REDACTED

Global Custody Core Service Fees (ProShares Morningstar Alternatives Solution ETF)

	Safekeeping & Administration	Transactions (Buys/Sells, Receive/Deliver Free)
Country of Settlement	Basis Point Fee (annual)	Fee per STP Transaction
United States	REDACTED	REDACTED

U.S. Transaction Fees	Fee per Transaction
Transactions—DTC	REDACTED
Transactions—FBE	REDACTED
Transactions—Physical/Private Placement	REDACTED
Futures/Options	REDACTED

Other Transaction Fees	Fee per Transaction
Checks	REDACTED
Wires	REDACTED
CLS Transactions (per leg)	REDACTED
Interaccount Transfer (Cash and Securities, per side)	REDACTED
Memo Posting *	REDACTED
Cancelled Trade (in addition to transaction charge)	REDACTED
Amendments (in addition to transaction charge)	REDACTED

Manual Instruction Surcharge (in addition to transaction charge) **	REDACTED
Electronic Non-STP Surcharge (in addition to transaction charge) ***	REDACTED
Manual Corporate Action Instruction	REDACTED
Proxy (per vote)	REDACTED

*	REDACTED

**	REDACTED

***	REDACTED

Out-of-Pocket Fees (Custody Only)

The Trust shall reimburse J.P. Morgan for all reasonable out-of-pocket expenses incurred on its behalf.

ETF Authorized Participant Fee

J.P. Morgan shall be entitled to receive transaction fees from Authorized Participants (APs) according to the following schedule.

J.P. Morgan is entitled to transaction fees even if the fee is not delivered or required to be delivered from the Authorized Participant. If the transaction fee is not delivered by the Authorized Participant than the fee will be paid to J.P. Morgan by the relevant fund.

Transaction fee schedule charged to create or redeem Creation Units regardless of number of units redeemed or created for an order:

Fund Type/Name	AP Fee
All Geared Funds	REDACTED
ProShares Morningstar Alternatives Solutions ETF	REDACTED
ProShares CDS Short North American HY Credit ETF	REDACTED
ProShares Hedged FTSE Europe ETF*	REDACTED
ProShares Hedged FTSE Japan ETF*	REDACTED
ProShares MSCI EAFE Dividend Growers ETF	REDACTED
ProShares MSCI Europe Dividend Growers ETF	REDACTED
ProShares S&P 500 Dividend Aristocrats ETF	REDACTED
ProShares S&P MidCap 400 Dividend Aristocrats ETF	REDACTED
ProShares Russell 2000 Dividend Growers ETF	REDACTED
ProShares Short Term USD Emerging Markets Bond ETF	REDACTED
ProShares German Sovereign/Sub-Sovereign ETF	REDACTED
ProShares Hedge Replication ETF	REDACTED
ProShares Merger ETF	REDACTED
ProShares RAFI Long/Short	REDACTED
ProShares High Yield-Interest Rate Hedged	REDACTED

ProShares Investment Grade–Interest Rate Hedged	REDACTED
ProShares S&P 500 Ex-Energy ETF	REDACTED
ProShares S&P 500 Ex-Financials ETF	REDACTED
ProShares S&P 500 Ex-Technology ETF	REDACTED
ProShares S&P 500 Ex-Health Care ETF	REDACTED
ProShares Large Cap Core Plus	REDACTED
ProShares Global Listed Private Equity ETF	REDACTED
ProShares DJ Brookfield Global Infrastructure ETF	REDACTED
ProShares MSCI Emerging Markets Dividend Growers ETF	REDACTED
ProShares USD Covered Bond	REDACTED
ProShares Managed Futures Strategy ETF	REDACTED
ProShares K-1 Free Crude Oil Strategy ETF	REDACTED
ProShares Equities for Rising Rates ETF	REDACTED
ProShares Long Online-Short Stores ETF	REDACTED
ProShares S&P 500 Bond ETF	REDACTED
ProShares Online Retail ETF	REDACTED
ProShares Pet Care ETF	REDACTED

*	REDACTED